UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐Definitive Proxy Statement
☒ Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12
F & M BANK CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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F&M BANK CORP.
P. O. Box 1111
Timberville, Virginia 22853

ADDITIONAL INFORMATION REGARDING
THE 2020 ANNUAL MEETING OF SHAREHOLDERS:

The following Notice of Change of Date and Location relates to the Proxy Statement (the “Proxy Statement”) of F&M Bank Corp. (the “Company”), dated April 2, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Shareholders to be held on Tuesday, May 5, 2020. These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to shareholders on or about April 17, 2020.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT.

F & M BANK CORP.
Timberville, Virginia

Notice of Change of Date and Location
of Annual Meeting of Shareholders

To the Shareholders of F & M Bank Corp.:

In light of ongoing coronavirus (COVID-19) developments and taking into account the guidance and protocols issued by public health authorities and federal, state and local governments, NOTICE IS HEREBY GIVEN that the date and location of the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of F&M Bank Corp.  (the “Company”) has been changed.  The Annual Meeting will now be held on Tuesday, May 5, 2020 at 10:00 a.m. Eastern Time.  In addition, this year’s Annual Meeting will be a completely virtual meeting of shareholders and will be conducted via live webcast, at www.virtualshareholdermeeting.com/FMBM2020.  You will not be able to attend the Annual Meeting in person.

As described in the proxy materials previously distributed in connection with the Annual Meeting, shareholders of record at the close of business on March 2, 2020 are entitled to notice of and to vote at the Annual Meeting.  You will be able to participate in the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FMBM2020. You also will be able to vote your shares electronically at the annual meeting by following the instructions available on the virtual meeting website.  To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or voter instruction form you previously received.

If you hold your shares through a bank, broker or other holder of record and wish to attend and vote during the virtual meeting, you will need to contact your broker or agent to obtain a legal proxy from the institution that holds their shares.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, you do not need to take any action unless you wish to change your vote.

                                   By Order of the Board of Directors,

                                   Stephanie E. Shillingburg, Secretary

April 17, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD ON MAY 5, 2020.
The proxy statement and the Company’s 2019 annual report on Form 10-K are available at http://www.snl.com/irweblinkx/GenPage.aspx?IID=1017974&GKP=203204
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